UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2009

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Members of Humana Inc.’s senior management team are scheduled to meet with investors at various times between August 31, 2009 and September 15, 2009. During such meetings, Humana’s management expects to reaffirm its non-GAAP(a) earnings per share guidance of $6.10 to $6.20(b) for the year ending December 31, 2009. This guidance is consistent with that issued in Humana’s press release dated August 3, 2009, and subsequently reiterated in investor presentations posted to the Investor Relations section of its web site (www.humana.com) at the time of such presentations. The date and time of each presentation to be made during the period discussed in this filing will be available via the Investor Relations section of Humana’s web site.

(a)	Non-GAAP refers to earnings projections not in accordance with Generally Accepted Accounting Principles (GAAP).
(b)	Excludes the potential impact upon the company’s future operating results of issues associated with the previously announced change in the company’s military services contract. This would primarily include such issues as impairment of military services goodwill, potential military services exit costs, possible military services asset sales, and a strategic assessment of ancillary military services businesses. The company cannot yet, using reasonable efforts, determine an estimate of such issues, and thus cannot reconcile to a GAAP estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

	BY:	/s/ Steven E. McCulley
Steven E. McCulley
Vice President and Controller (Principal Accounting Officer)

Dated: August 31, 2009